UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2005, America Online Latin America, Inc. ("AOLA") entered into a Severance Agreement and Release of Claims (the "Severance Agreement") with Eduardo Hauser. Mr. Hauser served as AOLA's Executive Vice President--AOL Services and Business Affairs until May 25, 2005. Under the Severance Agreement, AOLA will pay Mr. Hauser approximately $373,000, which reflects a severance amount and a retention payment to which he would have been entitled under the Executive Retention Agreement that Mr. Hauser and AOLA previously entered into. In addition, Mr. Hauser is eligible for a bonus of up to $51,000 based on the actual amount of AOLA's advertising and other revenue for the second quarter of 2005 as compared with budgetary objectives for the second quarter of 2005.

A copy of the severance agreement is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Severance Agreement and Release of Claims, dated as of May 25, 2005 between America Online Latin America, Inc. and Eduardo Hauser.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

June 9, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement and Release of Claims dated as of May 25, 2005 between America Online Latin America, Inc. and Eduardo Hauser